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                                                                  Exhibit 10.9.1
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                                   AMENDMENT OF
                               EMPLOYMENT CONTRACT


The Employment Contract dated October 12, 1997 between Francois Guillemin and Synbiotics Europe SAS/Synbiotics Corporation (the "Contract") is hereby amended as follows. The purpose of these revisions is to assure that, if Mr. Guillemin has the opportunity to keep his position with an Acquirer of the assets of Synbiotics, this would be considered a continuation of his employment and not a termination by Synbiotics.

The following is added to Section 11.

         If a party ("Acquirer") acquires the majority of the assets of Synbiotics Corporation and the Acquirer offers Mr. Guillemin a position not materially inferior to his present position, on terms not materially inferior to his present terms of employment, then Mr. Guillemin will not be entitled to receive termination pay ("Severance") from Synbiotics, whether he accepts the Acquirer's offer or not.

         An offer that permits the acquirer to transfer Mr. Guillemin outside of Lyon, France, or an offer that does not include the right to receive Severance payments as in the current contract, would be an inferior offer.

         If Mr. Guillemin accepts any position with Acquirer within six months after an Asset Sale, then Mr. Guillemin is not entitled to any Severance under this employment contract and Mr. Guillemin shall refund to the Company any and all Special Severance which was previously paid.

The following is deleted from Section 11:

         The second ss. of section 11 i.e. the last ss. of page 3 of the original Employment Contract ( Contrat de travail) signed on October the 17th, 1997, beginning by "en tout etat de cause ... and ending by ... de licenciement"

Except as specifically set forth in this Amendment, the Contract remains unchanged and in full force and effect.

Dated: February 14, 2001          Read and approved,


                                  /s/ Francois Guillemin
                                  ----------------------
                                  FRANCOIS GUILLEMIN

                                  SYNBIOTICS CORPORATION/SYNBIOTICS EUROPE SAS

                                  By:  /s/ Paul A. Rosinack
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